EXHIBIT 1

                               OPINION OF COUNSEL


                              CARL N. DUNCAN, ESQ.
                                 ATTORNEY AT LAW
                              5718 Tanglewood Drive
                            Bethesda, Maryland 20817
                              (301) 263-0200 Office
                               (301) 263-0300 Fax
                             cduncan@sprintmail.com


                                 October 8, 2002


Board of Directors
Solar Satellite Communication, Inc.
1895 Preston White Drive
Suite 250
Reston, Virginia 20191

Re:    AMENDED 2002 CONSULTANT STOCK PLAN

Ladies and Gentlemen:

         We have acted as counsel to Solar Satellite Communication, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8, pursuant to Post-Effective Amendment No. 1 thereto, relating to up to 455,000 additional shares of the Company's common stock, par value $.001 (the "Shares") pursuant to its Amended 2002 Consultant Stock Plan.

         In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto and such other documents and matters as we have deemed necessary to the rendering of the following opinion. Based upon that review, it is our opinion that (I) the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable under the Colorado General Corporation Code; and (II) the Company Qualifies for the use of the Form S-8, including the associated instructions. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.



                                    /s/ Carl N. Duncan, Esq.
                                    ------------------------
                                        CARL N. DUNCAN, ESQ.